[GRAPHIC OMITTED]
RICK'S
CABARET


RICK'S CABARET EXPECTS NEW YORK CITY CLUB WILL ADD SIGNIFICANTLY TO THE COMPANY'S REVENUE AND INCOME

NEW YORK CITY - (October 7, 2005) -- RICK'S CABARET INTERNATIONAL, INC. (NASDAQ:
                                     ---------------------------------
RICK) said last night the launch of its upscale adult gentlemen's club in New York City has been successful and the new location could increase the company's revenue by 50% in fiscal 2006.

Addressing  a meeting of the FINANCIAL ANALYSTS AND MONEY MANAGERS, INC. (FAMMS)
                                                                          -----
in New York City on Thursday evening (Oct. 6), Eric Langan, President and CEO of Rick's Cabaret, said the new club in midtown Manhattan should generate about $8 million in revenue in fiscal 2006, which began Oct. 1, 2005. The company's revenue in fiscal 2004 was $16 million; the 2005 fiscal year closed on September 30th and results are not yet available.

Mr. Langan said the New York City club should be immediately accretive to profit and could bring total net income for the company to $2 million in fiscal 2006. Rick's Cabaret reported net income of $ .8 million in 2004; the 2005 figures are not yet available.

While Mr. Langan did not discuss results for the company's 2005 fiscal year he did reiterate an earlier statement that fourth quarter fiscal 2005 earnings would be negatively impacted by the costs associated with the launch of the New York City club.

He said revenue projections are being met in the first weeks following the launch of the luxurious new three-story Rick's Cabaret-NYC, located at 50 West 33rd Street between Madison Square Garden and the Empire State Building. More than 500 patrons visited the club on the first night of a four-day grand opening celebration September 21st. Reviews in the media and from patrons have been positive.

Mr. Langan also told the FAMMS group that Rick's Cabaret intends to participate in what he predicted will be the rapid consolidation of the adult nightclub industry over the next few years. He noted that so far in 2005 the company has acquired clubs in New York City and Charlotte, NC.

He said there are about 3,000 upscale gentlemen's clubs in the U.S., many of them owned by individual "baby boomers" who he believes are entering a time in their lives when they want to monetize their assets. Rick's Cabaret hopes to acquire additional clubs through a combination of cash and issuance of its common stock in a model similar to that of the casino industry during the past decade.


ABOUT  RICK'S  CABARET
----------------------
Rick's  Cabaret  International,  Inc.  (NASDAQ:  RICK,  www.ricks.com)  operates
                                                        -------------
upscale adult nightclubs serving primarily businessmen and professionals that offer live adult entertainment, restaurant and bar operations. The company owns, operates or licenses adult nightclubs in New York City, New Orleans, Houston, Minneapolis and other cities under the names "Rick's Cabaret," "XTC," "Club Onyx" and "Hummers." No sexual contact is permitted at any of these locations. Rick's Cabaret also owns the adult Internet membership Web site, www.couplestouch.com, and a network of nine online auction sites for adult
--------------------
products under the flagship URL www.naughtybids.com. Rick's Cabaret common stock
                                -------------------
is traded on the NASDAQ SmallCap market under the symbol RICK. For further information contact ir@ricks.com.
                      ------------

FORWARD-LOOKING  STATEMENTS:
----------------------------
This press release may contain forward-looking information within the meaning of
Section 21E of the Securities Exchange Act of 1934 that involves significant risks and uncertainties, and is subject to the safe harbors created by this section. Important factors that could cause actual results for Rick's Cabaret to differ materially from those indicated in this press release include the risks and uncertainties as to the future operational and financial results of our Web sites, conditions relevant to real estate transactions, the future operational performance of our partners, the laws governing the operation of adult entertainment businesses, competitive and economic factors, dependence on key personnel and the ability to manage operations. Rick's Cabaret has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances. Please refer to the documents Rick's Cabaret files from time to time with the Securities and Exchange Commission, in particular the most recent quarterly reports on Form 10-QSB and annual report on Form 10-KSB, which are available at the Company's website, www.ricks.com.
                                                                  -------------

CONTACT  FOR  FURTHER INFORMATION:     ALLAN PRIAULX, 212-338-0050, IR@RICKS.COM
                                                                    ------------